EXHIBIT  10.17

                            PROJECT MANAGER AGREEMENT


THIS AGREEMENT is made and entered into effective the 8th day of March, 1992 by and between:

                        YINKA FOLAWIYO PETROLEUM CO. LTD.
                  (hereinafter referred to as "Owner/Operator")

                                       AND

                         LIBERTY TECHNICAL SERVICES LTD.
                (hereinafter referred to as "Technical Partner")

                                       and

                  ABACAN INTERNATIONAL RESOURCE MANAGEMENT INC.
                      (hereinafter referred to as "Abacan")

WHEREAS Technical Partner and Yinka Folawiyo Petroleum Company Limited ("Owner") are parties to that certain Joint Venture Agreement dated March 8, 1992 ("Joint Venture Agreement") and the Joint Operating Agreement and Accounting Procedure attached thereto as Schedule "B" ("JOA") relating to the exploration, development and production sharing of Oil Prospecting Licence No. 309 in the Benin Basin, Nigeria ("Concession");

WHEREAS  Owner  is  designated  as  Operator  under  the  JOA;

WHEREAS Owner and Technical Partner entered into an agreement dated March 8, 1992 wherein Technical Partner agreed to provide Owner certain administrative and technical assistance in carrying out its duties and responsibilities as Operator under the JOA ("Technical Assistance Agreement");

WHEREAS Technical Partner wishes to contract the services of Abacan who has the necessary qualified administrative, technical, and professional personnel to carry out the duties of Project Manager pursuant to the JOA and the Technical Assistance Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby agree as follows:

1.   Abacan  is  designated   Project  Manager  as  outlined  in  the  Technical
     Assistance Agreement for the Concession and Abacan agrees to perform the responsibilities and duties set out in the JOA in accordance with the terms of this Agreement, the Technical Assistance Agreement and the JOA.


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2.   As Project Manager, Abacan will have the general responsibility of carrying out the duties and responsibilities as Operator of the Concession under the terms of the JOA and without restricting the generality of the foregoing, Project Manager will:

(i) establish an Operating Committee comprised of representatives from Owner, Technical Partner and Abacan;

(ii) prepare Work Programs, Budgets and Authorizations for Expenditures for approval by the Operating Committee;

(iii)prepare and issue Cash Calls for operations approved by the Operating Committee;

(iv) carry out operations on the Concession in accordance with the Work Programs and Authorizations for Expenditures approved the Operating Committee;

(v)  prepare  and  issue  statements,   billing  and  adjustments   relating  to
     operations carried out on the Concession.

3. Abacan will be compensated for its duties hereunder in accordance with the provisions of the Accounting Procedure attached as an Exhibit to the JOA and the management agreement attached hereto.

4. The terms of this Agreement will be in effect for a period of five (5) years from the date hereof and may be renewed for a further period of five
     (5) years with the approval of the parties hereto. These periods are however subject to earlier termination if in the opinion of the Joint Operating Committee the Owner/Operator is deemed technically capable of performing its function as Operator.


IN WITNESS WHEREOF the Parties have caused this Agreement to be executed in duplicate by their authorized representatives effective as of the day and year first above written.


LIBERTY  TECHNICAL  SERVICES  LTD.


Per:  /s/  Wade  Cherwayko
    ----------------------


ABACAN  INTERNATIONAL  RESOURCE  MANAGEMENT  INC.

Per:  /s/  Wade  Cherwayko
    ----------------------


YINKA  FOLAWIYO  PETROLEUM  COMPANY  LTD.


Per:  /s/  Tunde  Folawiyo
    ----------------------